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Allied Capital Commercial Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1996

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
                                                        For the Three Months Ended
                                                                 March 31,
                                                        --------------------------
                                                            1996        1995
                                                        --------------------------
Primary Earnings Per Common Share:

   Net Income                                            $6,855,000    $5,877,000
                                                        ==========================


   Weighted average of common
        shares outstanding                               13,756,773    13,210,933

   Weighted average of common
        shares issuable on exercise
        of outstanding stock options                         58,237        11,246
                                                        --------------------------

   Weighted average of common
        shares outstanding, as adjusted                  13,815,010    13,222,179
                                                        ==========================


   Net Income per share                                       $0.50         $0.44
                                                        ==========================



Fully Diluted Earnings Per Common Share:

   Net Income                                            $6,855,000    $5,877,000
                                                        ==========================

   Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                       13,815,010    13,222,179

   Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                          5,098             -
                                                        --------------------------

   Weighted average of common
        shares outstanding, as adjusted                  13,820,108    13,222,179
                                                        ==========================


   Net Income per share assuming full dilution                $0.50         $0.44
                                                        ==========================
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